Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the following Registration Statements and related Prospectuses (collectively, the "SEC Filings"):

•	Registration Statement (Form S-3 No. 333-234151) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,
•	Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan,
•	Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-219508) pertaining to the Rice Energy Inc. 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-221529) pertaining to the Rice Energy Inc. 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors' Stock Incentive Plan,
•	Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors' Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors' Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan,
•	Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-232657) pertaining to the 2019 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-237953) pertaining to the 2020 Long-Term Incentive Plan, and
•	Registration Statement (Form S-8 No. 333-230969) pertaining to the Stock Option Inducement Award Agreement, dated April 22, 2019; the Performance Share Unit Inducement Award Agreement, dated April 22, 2019; the Restricted Stock Inducement Award Agreement (Cliff Vesting), dated April 22, 2019; and the Restricted Stock Inducement Award Agreement (Ratable Vesting), dated April 22, 2019;

of our audit letter dated May 5, 2021 and reserves report dated May 3, 2021 with respect to estimates of reserves and future revenue of Alta Marcellus Development, LLC as of December 31, 2020 and June 30, 2020, respectively, included in or made a part of this Current Report on Form 8-K.

We have no interest of a substantial or material nature in EQT Corporation or any of its affiliates. We have not been employed on a contingent basis, and we are not connected with EQT Corporation, or any affiliate, as a promoter, underwriter, voting trustee, director, officer, employee or affiliate.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Senior Vice President

Houston, Texas

July 22, 2021

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